UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2018

CERES TACTICAL CURRENCY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31563	13-4084211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 1, 2018, Ceres Tactical Currency L.P. (the “Registrant”), Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), The Cambridge Strategy (Asset Management) Limited (“Cambridge”), and Mesirow Financial International UK Limited (“Mesirow”), entered into a novation, assignment and assumption agreement, dated September 28, 2018 (the “Novation Agreement”), pursuant to which Cambridge transfers all of its future rights, obligations, and liabilities under that certain amended and restated management agreement, by and among the General Partner, the Registrant and Cambridge, dated as of October 22, 2012, as previously amended as of October 23, 2012, October 1, 2013, and January 1, 2018 (collectively, the “Initial Advisory Agreement”), to Mesirow. As of and after October 1, 2018, Mesirow has undertaken to perform the Initial Advisory Agreement and be bound by its terms in every way as if it were the original party to it in place of Cambridge.

The Novation Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report.

Exhibit No.	Description
10.1	Novation, Assignment and Assumption Agreement, by and among Ceres Tactical Currency L.P., Ceres Managed Futures LLC, The Cambridge Strategy (Asset Management) Limited, and Mesirow Financial International UK Limited, dated September 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL CURRENCY L.P.

By:	Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan President and Director

Date: October 4, 2018